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                                                                     EXHIBIT 4.6


                              CERTIFICATE OF TRUST
                                       OF
                              TAYC CAPITAL TRUST I

     This Certificate of Trust of TAYC Capital Trust I is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Sec. 3801 et seq.) (the "Act").

     1.  Name

         The name of the business trust formed hereby is TAYC Capital Trust I (the "Trust").

     2.  Delaware Trustee

     The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 N. Market Street, Wilmington, DE 19890.

     3.  Effective Date

         This Certificate of Trust shall be effective upon filing with the Secretary of State of Delaware.

     IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.



                                 Wilmington Trust Company, not in its individual capacity, but solely as Delaware Trustee


                                 By: /s/ Bruce L. Bisson
                                 ----------------------------------------------
                                 Name: Bruce L. Bisson
                                 Title: Vice President